Exhibit 99.1

Pacific Capital Bancorp Reports First Quarter 2011 Net Income of $16.8 Million

SANTA BARBARA, Calif.--(BUSINESS WIRE)--April 27, 2011--Pacific Capital Bancorp (Nasdaq: PCBC), a community bank holding company (“the Company”), reported net income of $16.8 million, or $0.51 per diluted share for the three months ended March 31, 2011, compared with $20.8 million, or $0.68 per diluted share, for the three months ended December 31, 2010. This brings total net income to $42.5 million or $1.36 per diluted share, since the closing of the $500 million investment from a wholly-owned subsidiary of Ford Financial Fund, L.P. on August 31, 2010 (“Transaction Date”).

First Quarter Highlights

  Achieved a return on average assets of 1.1% for the first quarter 2011 compared with 1.3% for the fourth quarter of 2010;
  Improved net interest margins to 3.99% for the first quarter of 2011 compared with 3.76% for the fourth quarter of 2010;
  Grew regulatory capital ratios to 11.1% and 17.3% for Tier 1 Leverage and Total Risk-Based Capital ratios, respectively.

“Pacific Capital Bancorp delivered another quarter of solid performance,” said Carl B. Webb, Chief Executive Officer. “In the seven months since our recapitalization, we have made great strides towards achieving our strategic goals. This includes returning to the basic community banking principles that this franchise was built upon. Today, we are positioned to fully serve the financial services needs of our customers with a broad array of lending, depository and wealth management products and services. In addition, we have the capital needed to make substantial investments in the Company’s infrastructure to improve our customers’ experience banking with us, provide scalability as we grow, and operate at a lower overall cost.”

Net interest income grew to $54.3 million or 3.99% of average interest earning assets for the first quarter of 2011 compared with $54.1 million or 3.76% in the previous quarter. The improvement in net interest is primarily the result of an increase in loan interest income related to better than expected cash flows on certain loan pools; an increase in the average amount of investment securities held as the Company continues to put to work its excess liquidity; and lower cost of interest bearing deposits. These higher amounts were offset by higher interest expense on time deposits due to a reduction in non-cash accretion on deposit premiums resulting from a change in the weighted average estimated duration of time deposits.

Provision for loan losses increased to $1.7 million in the first quarter of 2011 compared with $535 thousand in the previous quarter. The increase in provision for loan losses is the result of the Company purchasing $188 million of commercial loans and the origination of $42 million in loans during the first quarter. Total loans contractually delinquent 30 or more days, regardless of the credit protection provided by purchased credit impaired loan accounting, have declined $34 million or 10% from December 31, 2010. The Company expects that origination and purchase of loans will continue to increase as it re-introduces lending activities throughout its footprint.

Total noninterest income was $12.9 million in the first quarter compared with $16.1 million in the fourth quarter of 2010. The decline in noninterest income is primarily the result of $2.7 million lower gains on sale and higher valuation write downs of other real estate owned, and $1.0 million lower gains on loans sold as the Company discontinued selling nonconforming residential real estate products into the secondary markets.

Noninterest expense declined to $48.3 million for the first quarter of 2011 compared with $48.8 million in the prior quarter. The decline was primarily the result of lower depreciation costs on the Company’s legacy software applications offset by higher salaries and employee benefits costs. The Company expects noninterest expense to increase during the rest of 2011 as it makes significant investments in technology and personnel in order to expand and improve its operations.

Pacific Capital Bancorp and its wholly-owned banking subsidiary, Pacific Capital Bank, N.A. (the “Bank” or “PCBNA”), exceed the ratios required to be considered ”well capitalized” under generally applicable regulatory guidelines, as well as capital levels that the Bank is required to meet under its agreement with the Office of the Comptroller of the Currency. Tier 1 leverage capital ratios were 9.9% and 11.1% and total risk-based capital ratios were 15.5% and 17.3% at March 31, 2011, for the Bank and Company, respectively.

Quarterly Report on Form 10-Q

The Company intends to file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 on or before May 16, 2011. This report can be accessed at the Securities and Exchange Commission’s website, www.sec.gov. Shortly after filing, it is also available free of charge at the Company’s website, www.pcbancorp.com or by contacting the Company’s Investor Relations Department.

About Pacific Capital Bancorp

Pacific Capital Bancorp, with $5.9 billion in assets, is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that is headquartered in Santa Barbara and operates 47 branches throughout the Central Coast of California.

Forward Looking Statements

This press release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward‐looking statements to be covered by the safe harbor provisions for forward‐looking statements. All statements other than statements of historical fact are “forward- looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward‐looking statements.

Forward‐looking statements are based on the Company’s current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. The Company’s actual results may differ materially from those contemplated by the forward‐looking statements. The Company cautions you against relying on any of these forward‐looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward‐looking statements are detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed by the Company with the Securities and Exchange Commission on March 25, 2011. Forward‐looking statements speak only as of the date they are made, and the Company does not undertake to update forward‐looking statements to reflect circumstances or events that occur after the date the forward‐looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

Pacific Capital Bancorp
Consolidated Balance Sheets
(Dollars and shares in thousands)

	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Cash and due from banks	$42,520	$45,820
Interest bearing demand deposits in other financial institutions	291,020	450,044
Cash and cash equivalents	333,540	495,864
Investment securities available for sale	1,320,505	1,278,100
Loans held for sale	4,599	16,512
Loans held for investment	3,809,349	3,761,517
Allowance for loan and lease losses	(2,131)	(520)
Net loans held for investment	3,807,218	3,760,997
Premises and equipment, net	71,322	71,465
FHLB and other investments	81,661	84,235
Goodwill and other intangible assets	88,124	93,700
Other assets	236,227	284,675
TOTAL ASSETS	$5,943,196	$6,085,548

LIABILITIES
Deposits:
Noninterest bearing	$1,073,219	$1,099,260
Interest bearing	3,680,907	3,809,028
Total deposits	4,754,126	4,908,288
Securities sold under agreements to repurchase	318,615	319,737
Other borrowings	119,956	121,014
Other liabilities	90,781	93,826
TOTAL LIABILITIES	5,283,478	5,442,865
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Common stock ($0.001 par value; 50,000 authorized; 32,903 and 32,901 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively)	33	33
Paid in capital	650,002	650,010
Retained earnings	42,504	25,744
Accumulated other comprehensive loss	(32,821)	(33,104)
TOTAL SHAREHOLDERS' EQUITY	659,718	642,683
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,943,196	$6,085,548

Pacific Capital Bancorp
Consolidated Statements of Income
(Dollars and shares in thousands, except per share amounts)

	Three Months	Three Months
	Ended	Ended
	March 31,	December 31,
	2011	2010
	(unaudited)	(unaudited)
Interest income
Loans	$59,763	$56,496
Investment securities	6,096	5,343
Other	622	733
TOTAL INTEREST INCOME	66,481	62,572
Interest expense
Deposits	7,106	4,375
Securities sold under agreements to repurchase	2,102	1,451
Other borrowings	2,976	2,667
TOTAL INTEREST EXPENSE	12,184	8,493
NET INTEREST INCOME	54,297	54,079
Provision for loan losses	1,667	535
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	52,630	53,544
Noninterest income
Service charges and fees	5,751	5,783
Trust and investment advisory fees	5,335	5,128
Loss on securities, net	(4)	(1)
Other	1,783	5,146
TOTAL NONINTEREST INCOME	12,865	16,056
Noninterest expense
Salaries and employee benefits	22,947	21,047
Net occupancy expense	5,676	5,747
Other	19,640	21,995
TOTAL NONINTEREST EXPENSE	48,263	48,789
INCOME BEFORE INCOME TAX EXPENSE	17,232	20,811
Income tax expense	472	—
NET INCOME FROM CONTINUING OPERATIONS	16,760	20,811
Expense from discontinued operations, net of tax	—	(25)
Expense from discontinued operations, net	—	(25)
NET INCOME	$16,760	$20,786

Earnings per share from continuing operations:
Basic	$0.51	$0.68
Diluted	$0.51	$0.68
Earnings per share from discontinued operations:
Basic	$—	$—
Diluted	$—	$—
Earnings per share :
Basic	$0.51	$0.68
Diluted	$0.51	$0.68
Weighted average number of common shares outstanding:
Basic	32,903	30,451
Diluted	32,909	30,462

Pacific Capital Bancorp
Consolidated Average Balances and Annualized Yields (unaudited)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2011			December 31, 2010
(Dollars in thousands)	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets
Interest bearing demand deposits in other financial institutions	$462,552	$270	0.24%	$667,507	$406	0.24%
Securities:
Investment securities available for sale:
Taxable	1,057,366	3,936	1.51%	881,847	3,166	1.42%
Non taxable	202,109	2,160	4.27%	213,283	2,177	4.08%
Total securities	1,259,475	6,096	1.95%	1,095,130	5,343	1.94%
Loans: (1)
Commercial	272,362	7,703	11.47%	489,779	4,551	3.69%
Real estate - commercial (2)	2,198,858	33,739	6.14%	2,101,911	35,501	6.76%
Real estate - residential 1 to 4 family	1,175,960	16,480	5.61%	1,194,038	15,305	5.13%
Consumer loans	59,254	1,841	12.60%	80,104	1,139	5.64%
Total loans, gross	3,706,434	59,763	6.47%	3,865,832	56,496	5.84%
Other interest earning assets	84,033	352	1.70%	82,364	327	1.58%
Total interest earning assets	5,512,494	66,481	4.84%	5,710,833	62,572	4.38%
Noninterest earning assets	466,885			522,394
Total assets	$5,979,379			$6,233,227

Liabilities and shareholders' equity
Interest bearing deposits:
Savings and interest bearing transaction accounts	$1,700,883	1,214	0.29%	$1,625,727	1,336	0.33%
Time certificates of deposit	2,029,495	5,892	1.18%	2,333,722	3,039	0.52%
Total interest bearing deposits	3,730,378	7,106	0.77%	3,959,449	4,375	0.44%
Borrowed funds:
Securities sold under agreements to repurchase	321,573	2,102	2.65%	322,756	1,451	1.78%
Other borrowings	115,372	2,976	10.46%	115,127	2,667	9.19%
Total borrowed funds	436,945	5,078	4.71%	437,883	4,118	3.73%
Total interest bearing liabilities	4,167,323	12,184	1.18%	4,397,332	8,493	0.77%
Noninterest bearing demand deposits	1,063,080			1,116,768
Other noninterest bearing liabilities	94,468			106,723
Shareholders' equity	654,508			612,404
Total liabilities and shareholders' equity	$5,979,379			$6,233,227

Net interest spread			3.66%			3.61%

Net interest income/margin		$54,297	3.99%		$54,079	3.76%

(1) Nonaccrual loans are included in loan balances. Interest income includes related net deferred fee income.
(2) Commercial real estate loans include multi family residential real estate loans.

Pacific Capital Bancorp
Key Ratios (unaudited)
(Dollars in thousands, except per share amounts)

	Three Months	Three Months
	Ended	Ended
	March 31,	December 31,
	2011	2010
Financial Ratios, Consolidated:
Return on average equity	10.4%	13.5%
Return on average assets	1.1%	1.3%

Financial Ratios, PCBNA:
Return on average equity	11.2%	14.1%
Return on average assets	1.2%	1.4%

	March 31,	December 31,
	2011	2010
Capital Ratios:
Capital Ratios, Consolidated:
Tier 1 leverage ratio	11.1%	10.3%
Tier 1 risk-based capital ratio	17.0%	16.2%
Total risk-based capital ratio	17.3%	16.5%

Capital Ratios, PCBNA:
Tier 1 leverage ratio	9.9%	9.2%
Tier 1 risk-based capital ratio	15.1%	14.4%
Total risk-based capital ratio	15.5%	14.7%

Book value per share of common stock:
Shares of common stock outstanding	32,903	32,901
Book value per share of common stock	$20.05	$19.53
Tangible book value per share of common stock	$17.37	$16.69

Pacific Capital Bancorp
Key Financial Information
(Dollars in thousands)

Loan Aging Table – Based on Contractual Obligation

	March 31, 2011 (unaudited)
	Current	30-89 Days Past Due	90+ Days Past Due - Still Accruing	90+ Days Past Due - Nonaccrual	Total
Loans originated after Transaction Date	$236,171	$237	$-	$-	$236,408

PCI Revolving Pools	524,693	12,946	631	12,048	550,318

PCI Term Pools	2,733,547	73,732	215,344	-	3,022,623

Total Loans	$3,494,411	$86,915	$215,975	$12,048	$3,809,349

	December 31, 2010 (audited)
	Current	30-89 Days Past Due	90+ Days Past Due - Still Accruing	90+ Days Past Due - Nonaccrual	Total
Loans originated after Transaction Date	$16,373	$31	$-	$-	$16,404

PCI Revolving Pools	536,919	16,129	7,910	6,354	567,312

PCI Term Pools	2,859,750	65,667	252,384	-	3,177,801

Total Loans	$3,413,042	$81,827	$260,294	$6,354	$3,761,517

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley, Public Affairs Director
805-884-6680
debbie.whiteley@pcbancorp.com
or
Mark Olson, Chief Financial Officer
805-884-8635
mark.olson@pcbancorp.com